SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K/A
                                 AMENDMENT NO. 1


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               December 31, 2000
                               -----------------
                Date of Report (Date of earliest event reported)


                                ESYNCH CORPORATION
                                ------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                   0-26790            87-0461856
        --------                   -------            ----------
    (State or other       (Commission File Number)  (IRS Employer
    jurisdiction of                                 Identification
     Incorporation)                                       No.)


                               15502 Mosher Avenue
                                Tustin, CA 92780
                            ------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (714) 258-1900
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not applicable
                                ----------------
             (Former name or address, if changed since last report.)


Item 5.  Other Events

     eSynch Corporation (the "Company") is filing this amendment to amend the Company's audited financial statements as of December 31, 2000 and 1999 and for the years then ended as included herein.


Item 7.  Financial Statements and Exhibits

     The financial statements of eSynch Corporation as of December 31, 2000 and 1999, and for the years then ended are included herein and follow the signature page.


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                 ESYNCH CORPORATION

Date: March 29, 2001          By: /s/ Thomas C. Hemingway
                                 ---------------------------
                                 Thomas C. Hemingway,
                                 Chief Executive Officer

                  ESYNCH CORPORATION AND SUBSIDIARIES


                           TABLE OF CONTENTS

                                                                    Page

     Report of Independent Certified Public Accountants             F-1

     Consolidated Balance Sheets - December 31, 2000 and 1999       F-2

     Consolidated Statements of Operations for the Years Ended
        December 31, 2000 and 1999                                  F-3

     Consolidated Statements of Stockholders' Equity (Deficit)
        for the Years Ended December 31, 1999 and 2000              F-4

     Consolidated Statements of Cash Flows for the Years
        Ended December 31, 2000 and 1999                            F-6

     Notes to Consolidated Financial Statements                     F-7

HANSEN, BARNETT & MAXWELL
  A Professional Corporation
 CERTIFIED PUBLIC ACCOUNTANTS

                                                     (801) 532-2200
Member of AICPA Division of Firms                  Fax (801) 532-7944
      Member of SECPS                         345 East Broadway, Suite 200
Member of Summit International Associates    Salt Lake City, Utah 84111-2693



          REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders eSynch Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of eSynch Corporation and Subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of eSynch Corporation and Subsidiaries as of December 31, 2000 and 1999 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 in the financial statements, the Company has suffered substantial and recurring losses from operations and negative cash flows from operating activities. At December 31, 2000, the Company has negative working capital and a capital deficiency. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                   /s/ Hansen, Barnett & Maxwell
                                   -----------------------------
                                   HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 8,  2001

                  ESYNCH CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS

                                                     December 31,
                                              --------------------------
                                                  2000          1999
                                              ------------  ------------
                                ASSETS
Current Assets
 Cash                                         $          -  $  1,319,971
 Accounts receivable, net of allowance
  for bad debt of $80,504 and $0                     8,414        19,153
 Notes receivable, net of allowance for
  bad debt of $350,929                               6,172             -
 Note receivable from affiliate, net of
  $300,000 compensation recognized                 200,000             -
 Inventory                                               -        15,943
 Other receivable                                        -        24,296
 Prepaid expense                                    22,154        21,814
                                              ------------  ------------
   Total Current Assets                            236,740     1,401,177
                                              ------------  ------------
Equipment, net of accumulated depreciation         724,435       621,638
Goodwill, net of accumulated amortization        2,467,434     4,142,901
Other assets, net of accumulated amortization      206,169       156,948
                                              ------------  ------------
Total Assets                                  $  3,634,778  $  6,322,664
                                              ============  ============

             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
 Checks issued in excess of cash in bank      $    150,797  $          -
 Accounts payable                                  701,680       443,164
 Accrued liabilities                             1,961,044     1,345,597
 Accrued preacquisition liabilities                606,147       707,594
 Notes payable - current portion                    83,400        31,250
 Notes payable - related party                     450,000             -
Capital lease obligation - current portion          63,244             -
 Preferred dividends payable                       374,754       133,894
                                              ------------  ------------
   Total Current Liabilities                     4,391,066     2,661,499
                                              ------------  ------------
Long-Term Liabilities
 Capital lease obligation                          115,570             -
 Notes payable                                           -        77,150
 Convertible debentures                            500,000             -
                                              ------------  ------------
   Total Long-Term Liabilities                     615,570        77,150
                                              ------------  ------------
Stockholders' Equity (Deficit)
 Series J convertible preferred stock -
  $10,000 stated value per share;
  275 shares authorized; 139.5 shares
  and 275 shares outstanding, respectively;
  liquidation preference of $1,395,000           1,270,000     2,418,612
 Series K convertible preferred stock
  - $10,000 stated value per share;
  250 shares authorized; 81.5 shares and
  157.5 shares outstanding, respectively;
  liquidation preference of $815,000               690,000             -
 Series L convertible preferred stock -
  $10,000 stated value per share;
  210 shares authorized; no shares outstanding           -             -
 Series M convertible preferred stock -
  $10,000 stated value per share; 220 shares
  authorized; 172.8 shares outstanding;
  liquidation preference of $1,728,000           2,414,862             -
 Undesignated preferred stock - $0.001 par
  value, 399,055 shares authorized; no
  shares outstanding                                     -             -
 Common Stock - $0.001 par value; 50,000,000
  shares authorized; 13,234,757 and 10,505,464
  shares issued and outstanding                     13,235        10,506
 Additional paid-in capital                     38,628,990    17,044,450
 Deferred compensation                            (393,080)     (382,741)
 Accumulated deficit                           (43,995,865)  (15,506,812)
                                              ------------  ------------
   Total Stockholders' Equity (Deficit)         (1,371,858)    3,584,015
                                              ------------  ------------
Total Liabilities and Stockholders'
 Equity (Deficit)                             $  3,634,778  $  6,322,664
                                              ============  ============

The accompanying notes are an integral part of these financial statements.

                                F-2

                  ESYNCH CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS

                                                For the Years Ended
                                                     December 31,
                                              ---------------------------
                                                  2000           1999
                                              ------------   ------------


Revenue                                       $    745,440   $    988,485
Cost of Products Sold                              100,486        529,576
                                              ------------   ------------
     Gross Profit                                  644,954        458,909
                                              ------------   ------------
Operating and Other Expenses
  General and administrative                     6,033,897      2,925,665
  Research and development                         493,406              -
  Stock issued for services                        977,722      1,685,000
  Stock-based compensation to employees
   and consultants                               2,268,396      2,975,309
  Amortization of patents                        5,127,529              -
  Impairment of patents                          6,976,801              -
  Amortization of goodwill                       1,674,976      1,300,626
  Interest expense                                 791,145         81,346
  Impairment loss on asset sold                          -        203,690
                                              ------------   ------------
     Total Operating and Other Expenses        (24,343,872)     9,171,636
                                              ------------   ------------
Other Income                                        90,935              -
                                              ------------   ------------
Loss Before Extraordinary Gain                 (23,607,983)    (8,712,727)

Extraordinary Gain from Debt Forgiveness            96,436         35,234
                                              ------------   ------------
Net Loss                                       (23,511,547)    (8,677,493)

Preferred Stock Dividends                       (4,977,506)    (1,178,065)
                                              ------------   ------------
Loss Applicable to Common Shareholders        $(28,489,053)  $ (9,855,558)
                                              ============   ============
Basic and Diluted Extraordinary Gain
 Per Common Share                             $       0.01   $          -

Basic and Diluted Loss Per Common Share       $      (2.43)  $      (1.10)
                                              ============   ============
Weighted Average Number of Common Shares
  Used in Per Share Calculation                 11,734,387      8,941,652
                                              ============   ============

The accompanying notes are an integral part of these financial statements.

                                F-3

                  ESYNCH CORPORATION AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                                   Total
                                 Preferred Stock        Common Stock     Additional                             Stockholders'
                               -------------------  --------------------   Paid-in     Deferred    Accumulated     Equity
                               Shares     Amount      Shares     Amount    Capital   Compensation    Deficit      (Deficit)
                              --------  ----------  ----------  --------  ----------  -----------  ------------  ------------
Balance - December 31, 1998          -           -   6,889,829  $ 6,889   $2,941,895  $         -  $ (5,651,254) $ (2,702,470)
Shares issued for cash               -           -      75,000       75      149,925            -             -       150,000
Shares issued for services           -           -     972,500      972    1,698,378            -             -     1,699,350
Acquisition of Kiss Software
 Corporation                         -           -   1,428,134    1,429    3,964,142            -             -     3,965,571
Acquisition of Oxford Media
 Corporation                         -           -     450,000      450      719,550            -             -       720,000
Shares issued in settlement
 of suit                             -           -       9,303        9       31,517            -             -        31,526
Shares issued for notes
 receivable, satisfied through
 the conversion of notes
 and services                        -           -     235,377      236      485,833            -             -       486,069
Compensation related to the
 grant of stock options              -           -           -        -    3,358,050   (3,358,050)            -             -
Amortization of unearned
 compensation                        -           -           -        -            -    2,975,309             -     2,975,309
Exercise of warrants                 -           -      17,000       17       26,733            -             -        26,750
Conversion of notes payable
 and related accrued interest        -           -     228,322      229      583,998            -             -       584,227
Conversion of redeemable
 Series I preferred stock            -           -     199,999      200      879,799            -             -       879,999
Issuance of Series J convertible
  preferred stock and 196,875
  warrants, net of $237,500
  offering costs                 275.0   1,582,870           -        -      804,630            -             -     2,387,500
Issuance of Series K
  preferred stock and 112,500
  warrants, net of $100,000
  offering costs                 157.5           -           -       -     1,400,000            -             -     1,400,000
Amortization of discount on
  Series I preferred stock as
  a preferred dividend               -           -           -       -             -            -      (279,999)     (279,999)
Amortization of discount on
  Series J preferred stock as
  a preferred dividend               -     835,742           -       -             -            -      (835,742)            -
Preferred dividends accrued          -           -           -       -             -            -       (62,324)      (62,324)
Net loss                             -           -           -       -             -            -    (8,677,493)   (8,677,493)
                              --------  ----------  ----------  -------  -----------  -----------  ------------  ------------
Balance - December 31, 1999      432.5  $2,418,612  10,505,464  $10,506  $17,044,450  $  (382,741) $(15,506,812) $  3,584,015
                              ========  ==========  ==========  =======  ===========  ===========  ============  ============

The accompanying notes are an integral part of these financial statements.

                                F-4

                    ESYNCH CORPORATION AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                                    Total
                                 Preferred Stock        Common Stock        Additional                          Stockholders'
                               -------------------  --------------------    Paid-in       Deferred  Accumulated    Equity
                               Shares     Amount       Shares    Amount     Capital   Compensation   Deficit      (Deficit)
                              --------  -----------  ----------  -------  -----------  ----------  ------------  ------------

Balance - December 31, 1999      432.5  $ 2,418,612  10,505,464  $10,506  $17,044,450  $ (382,741) $(15,506,812) $  3,584,015
Shares issued for cash               -            -     325,330      325      644,910           -             -       645,235
Shares issued for services           -            -     292,000      292      977,430           -             -       977,722
Shares issued in settlement
 of suit                             -            -      12,000       12       96,988           -             -        97,000
Shares issued for settlement
 of debt                             -            -      20,000       20            -           -             -            20
Compensation related to the
 grant of stock options and
 warrants                            -            -           -        -    2,278,735  (2,278,735)            -             -
Amortization of unearned
 compensation                        -            -           -        -            -   2,268,396             -     2,268,396
Exercise of warrants and
 options                             -            -   1,138,129    1,138       67,483           -             -        68,621
Issuance of Series K preferred
 stock and 37,500 warrants        55.0            -           -        -      400,000           -             -       400,000
Warrants issued for cash             -            -           -        -       15,000           -             -        15,000
Issuance of Series L preferred
 stock and 413,334 warrants      168.0    1,034,805           -        -      515,695           -             -     1,550,500
Amortization of discount on
 Series J preferred stock as
 a preferred dividend                -      206,388           -        -            -           -      (206,388)            -
Amortization of discount on
 Series K preferred stock as
 a preferred dividend                -    2,000,000           -        -            -           -    (2,000,000)            -
Amortization of discount on
 Series L preferred stock as
 a preferred dividend                -      565,195           -        -            -           -      (565,195)            -
Conversion of Series J
 preferred stock                (135.5)  (1,355,000)    500,287      500    1,384,919           -             -        30,419
Conversion of Series K
 preferred stock                (131.0)  (1,310,000)    441,547      442    1,343,763           -             -        34,205
Warrants issued and modified
 and beneficial conversion
 feature modified upon
 conversion of Series L
 preferred stock into Series
 M preferred stock                 4.8      814,862           -        -    1,002,765           -    (1,817,627)            -
Warrants and beneficial
 conversion feature issued
 with convertible debentures,
 net of $73,225 offering
 costs                               -            -           -       -       482,389           -             -       482,389
Warrants issued with bridge
 notes                               -            -           -       -       232,258           -             -       232,258
Warrants issued for patents
 acquisition from related
 party and modification of
 warrants                            -            -           -       -    12,104,330           -             -    12,104,330
Modification of warrants             -            -           -       -        37,875           -             -        37,875
Series J preferred stock
 dividend accrual                    -            -           -       -             -           -      (245,505)     (245,505)
Series K preferred stock
 dividend accrual                    -            -           -       -             -           -      (118,824)     (118,824)
Series L preferred stock
 dividend accrual                    -            -           -       -             -           -       (23,967)      (23,967)
Net loss                             -            -           -        -            -           -   (23,511,547)  (23,511,547)
                              --------  -----------  ----------  -------  -----------  ----------  ------------  ------------
Balance - December 31, 2000      393.8  $ 4,374,862  13,234,757  $13,235  $38,628,990  $ (393,080) $(43,995,865) $ (1,371,858)
                              ========  ===========  ==========  =======  ===========  ==========  ============  ============

The accompanying notes are an integral part of these financial statements.

                                F-5

                    ESYNCH CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   For the Years Ended
                                                       December 31,
                                                 ------------------------
                                                    2000         1999
                                                 ------------  ------------
Cash Flows From Operating Activities
  Net loss                                       $(23,511,547) $ (8,677,493)
  Adjustments to reconcile net loss to net
   cash used by operating activities:
     Depreciation and amortization                    281,862       104,975
     Amortization of goodwill                       1,674,976     1,292,293
     Amortization of patents                        5,127,529             -
     Amortization of debt discount                    454,164             -
     Impairment of patents                          6,976,801             -
     Write off of inventory                            15,943             -
     Write off of acquisition costs                   275,000             -
     Increase on allowance for doubtful accounts      424,504             -
     Note receivable settled for services                   -       202,635
     Stock issued for services                        977,722     1,685,000
     Stock issued for settlement of lawsuit            97,000        31,526
     Stock based compensation                       2,268,396     2,975,309
     Additional compensation on modification
      of warrants                                      37,875             -
     Interest expense on bridge loan
      paid with warrants                              232,258             -
     Forgiveness of debt                              (96,436)      (33,254)
     Payment of expenses by employee                        -        26,750
     Changes in operating assets and liabilities:
        Accounts receivable                           (69,765)      (19,153)
        Inventory                                           -        93,646
        Other receivables                              23,124             -
        Prepaid expenses                                 (340)       30,858
        Other assets                                  (85,586)      (41,849)
        Accounts payable                              409,733      (414,845)
        Accrued liabilities                           527,624       133,242
                                                 ------------  ------------
  Net Cash Used in Operating Activities            (3,959,163)   (2,610,360)
                                                 ------------  ------------
Cash Flows From Investing Activities
  Loan made to affiliate                             (500,000)      (24,297)
  Acquisition of property and equipment              (149,194)     (165,974)
  Advance to Kiss previous to acquisition                   -       (50,000)
  Loans made to potential acquisition company        (324,000)            -
  Cash acquired in acquisition of Kiss Software             -        46,994
  Proceeds from sale of SoftKat, Inc.                       -        50,000
                                                 ------------  ------------
  Net Cash Used in Investing Activities              (973,194)     (143,277)
                                                 ------------  ------------
Cash Flows From Financing Activities
  Stock issued for cash                               645,235       150,000
  Proceeds from the issuance of warrants              933,640             -
  Proceeds from the exercise of options
   and warrants                                        68,621             -
  Proceeds from issuance of preferred
   shares, net of costs                             1,228,085     3,787,500
  Proceeds from borrowings                          1,615,334       533,567
  Payment on capital lease obligation                 (20,195)            -
  Payments on notes payable                          (858,334)     (398,872)
                                                 ------------  ------------
  Net Cash Provided by Financing Activities         3,612,386     4,072,195
                                                 ------------  ------------
Net Increase (Decrease) In Cash                    (1,319,971)    1,318,558

Cash - Beginning of Year                            1,319,971         1,413
                                                 ------------  ------------
Cash - End of  Year                              $          -  $  1,319,971
                                                 ============  ============

Supplemental cash flow information and noncash investing and financing activities - Note 8

The accompanying notes are an integral part of these financial statements.

                                F-6


                 ESYNCH CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1--NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
        POLICIES

The primary activities of eSynch Corporation (eSynch or the Company) have consisted of raising capital, acquiring businesses, developing and marketing video-on-demand services and video streaming through the Internet, software sales through the Internet, and DVD video encoding, compression and authoring.

PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of eSynch and of its wholly owned subsidiary, Intermark Corporation, for all periods presented, and the accounts of its wholly owned subsidiaries, Kiss Software Corporation and Oxford Media Corporation, from the dates of their acquisitions on April 1, 1999 and September 30, 1999, respectively. All inter-company transactions and balances have been eliminated in consolidation. Amounts presented at December 31, 1999 have been adjusted to conform to the December 31, 2000 presentation.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

BUSINESS CONDITION - The accompanying consolidated financial statements have been prepared on the basis of the Company continuing as a going concern. The Company has incurred losses from operations, negative cash flows from operating activities and has accumulated a deficit at December 31, 2000 in the amount of $43,995,865. Management's plan to mitigate the impact of these conditions is to obtain additional equity financing through the issuance of the Company's debt, common stock, convertible preferred stock or warrants. However, realization of the proceeds from these potential transactions is not assured. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

CONCENTRATION OF RISK AND MAJOR CUSTOMERS - The Company operates exclusively in the software industry; accordingly, segment information relating to operations in different industries is not presented in these financial statements. The concentration of business in the highly competitive software industry subjects the Company to a concentration of market risk. Sales to any customer in 2000 and 1999 did not exceed 10% of total sales.

FAIR VALUES OF FINANCIAL INSTRUMENTS - The amounts reported as accounts receivable, notes receivable, checks issued in excess of cash in bank, accounts payable, accrued liabilities, accrued preacquisition liabilities, notes payable, capital lease obligation and convertible debentures are considered to be reasonable approximations of their fair values. The fair value estimates were based on the near term nature of certain of the financial instruments and on market information available to management at the time of the preparation of the financial statements.

INVENTORY - Inventory was stated at the lower of cost or market. Cost was determined using the first-in, first-out method. At December 31, 1999, the inventory balance consisted of packaged software. During the year ended December 31, 2000 the Company wrote off the $15,943 balance of inventory as it had become obsolete.

EQUIPMENT - Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the equipment, which are three to seven years. Maintenance and repairs of equipment are charged to operations and major improvements are capitalized. Upon retirement, sale, or other disposition of equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in operations.

STOCK-BASED COMPENSATION - Stock-based compensation to employees is measured by the intrinsic value method. This method recognizes compensation expense related to stock options granted to employees based on the difference between the fair value of the underlying common stock and the exercise price of the stock option on the date granted. Compensation expense related to stock options granted to non-employees is determined based upon the fair value of the stock options on the date granted.

                                F-7

ADVERTISING COSTS - Advertising costs have been recognized as expense when incurred, and amounted to $301,674 and $65,617 during the years ended December 31, 2000 and 1999, respectively

LOSS PER SHARE - The Company computes basic and diluted loss per share in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share. Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted loss per share is calculated to give effect to stock warrants, options convertible preferred stock and convertible notes payable except during loss periods when those potentially issuable common shares would decrease the loss per share.

As of December 31, 2000 and 1999, there were 139.5 and 275 shares of Series J convertible preferred shares, 81.5 and 157.5 shares of Series K convertible preferred, respectively. As of December 31, 2000, there were 172.8 shares of Series M convertible preferred and $500,000 of
secured convertible debentures.   As of December 31, 2000 and 1999,
there were options and warrants to purchase 8,035,930 and 4,072,309 shares of common stock, respectively. These items were not included in the calculation of diluted loss per share for the years ended December 31, 2000 and 1999, as they would have been anti-dilutive, thereby decreasing the loss per share.

REVENUE RECOGNITION - The Company sells software products at fixed prices for which the right to return is granted to the buyer. Accordingly, revenue is recognized when the buyer has paid for the products and the amount of future returns can be reasonably estimated. Cost of products sold is recognized at the date the sale is recognized less an estimate for sales returns. Until the sale is recognized, products purchased from publishers are accounted for as consigned product from publishers and the related cost is not reflected in the financial statements with the exception of software inventory owned by the Company. Revenue from DVD video encoding, compression and authoring and video-on-demand services is recognized when the product or services are completed and the products are transmitted or shipped to the customer.

NOTE 2--ACQUISITIONS

KISS SOFTWARE - Effective April 1, 1999, the Company completed the acquisition of Kiss Software Corporation, a California corporation engaged in the wholesale and retail distribution of computer and Internet utility software products. Under the agreement, shareholders of Kiss agreed to exchange each of their common shares for 0.181557136 common shares of eSynch and each of their preferred shares for
0.4183964 common shares of eSynch. The exchange resulted in the Company issuing 1,428,134 common shares to Kiss shareholders. The Company also issued 163,187 options in conjunction with the purchase. These options are exercisable at $2.11 per share. The acquisition was accounted for using the purchase method of accounting. The acquisition purchase price, based upon the fair value of the common stock and options issued, has been estimated at $3,965,571. Of this amount, $3,568,908 is applicable to the common stock issued in the Kiss acquisition and $396,663 is applicable to the stock options issued to the Kiss employees. The purchase price was allocated to the acquired assets and liabilities assumed based on their estimated fair values. The excess of the purchase price over the estimated fair value of the identifiable acquired assets less liabilities assumed was $5,315,094, which was recognized as goodwill. Amortization of goodwill recognized during the years ended December 31, 2000 and 1999 was $1,635,009 and $1,282,301, respectively. Goodwill is being amortized over approximately three years on a straight-line basis.

OXFORD MEDIA - Effective September 30, 1999, the Company completed the acquisition of Oxford Media Corp. ("Oxford"), engaged in DVD video encoding, compression and authoring. Under the Agreement the shareholders of Oxford exchanged all the outstanding shares of Oxford common stock for 450,000 shares of the Company's common stock. The acquisition was accounted for using the purchase method of accounting and the purchase price of the acquired assets was computed to be $720,000 which was attributed to the assets acquired including software licenses in the amount of $100,000 and goodwill in the amount

                                F-8

of $119,900. Oxford received a nonexclusive license from Oxford Management Corporation, a Nevada corporation, which is a license of proprietary software and source code for a video-on-demand hotel pay-per-view system. The value of the software license is included in other assets and is being amortized over three years. Amortization of the software license recognized during the years ended December 31, 2000 and 1999 was $33,333 and $8,333, respectively. The goodwill is also being amortized over three years. Amortization of goodwill recognized during the years ended December 31, 2000 and 1999 was $39,967 and $9,993, respectively.

NOTE 3 -  NOTES RECEIVABLE

Note receivable from affiliate consists of a $500,000 loaned to an officer-director during the year ended December 31, 2000.The note bears 10% interest and was due February 26, 2001. Subsequent to year-end the Company received a payment on $200,000 on this note. At December 31, 2000, the Company treated the remaining $300,000 of the note receivable as compensation to the shareholder and recorded an accrual for payroll taxes. Additionally, the Company reserved $17,123 of accrued interest as of December 31, 2000.

On June 14, 2000, the Company signed a letter of intent to acquire eLiberation.com Corporation ("eLiberation.com"). In June, 2000, the Company advanced $250,000 to eLiberation.com under a short-term, secured note due August 31, 2000. On July 21, 2000 the Company advanced an additional $30,000 to eLiberation.com under the existing terms and due date. On August 25, 2000 the Company agreed to extend the due date of the note to November 30, 2000 based upon the agreement by eLiberation.com to deliver certain marketing promotions for the Company. Effective August 31, 2000, the Company exercised its option to terminate the acquisition. The Company elected to reserve $275,000 of this note at December 31, 2000 as an acquisition cost based on the initial amount was advanced in connection with an anticipated acquisition. At December 31, 2000, the Company reserved accrued interest at $14,647.

During the year ended December 31, 2000, the Company advanced a total of $144,000 to certain members of management. At December 31, 2000, the Company reserved the $44,000 as uncollectible.

NOTE 4 - EQUIPMENT

Equipment consisted of the following at December 31, 2000 and 1999:

                                             2000         1999
                                          ----------   ----------
     Furniture and fixtures               $   87,398   $   58,752
     Computer equipment                      663,120      592,049
     Leasehold improvements                   78,114       28,637
     Equipment under capital lease           199,010            -
                                          ----------   ----------
     Total Cost                            1,027,642      679,438
                                          ----------   ----------
     Less Accumulated Depreciation          (303,207)     (57,800)
                                          ----------   ----------
     Net Equipment                        $  724,435   $  621,638
                                          ==========   ==========

Depreciation expense for the years ended December 31, 2000 and 1999 was $248,336 and $96,642 respectively.

NOTE 5 - PURCHASE OF PATENT RIGHTS

On March 1, 2000, the Company entered into a licensing agreement with a related party to license two patents in exchange for certain royalties and contingently issuable warrants. The patents relate to the broadcast, playback and limited use capability of Internet streaming media and video. The licensing agreement gave the Company the exclusive rights to the use of the patents until January 1, 2002, after which time, the licensing agreement becomes non-exclusive. As consideration for the licensing agreement, the Company issued 950,000 fully paid warrants to receive shares of common stock. The warrants were held in escrow until January 1, 2001 because, under the agreement, the Company had the option to cancel the warrants and the licensing agreement at any time before January 1, 2001. As a result,

                                F-9

no amounts were recognized for the warrants and the patents until the fourth quarter of 2000 when management determined to not cancel the licensing agreement. The market value of the Company's common stock was $12.75 per share on March 1, 2000. The warrants were valued at $12,104,330, using the Black_Scholes option pricing model with the following weighted-average assumptions: 5.0% risk_free interest rate, 0% expected dividend yield, 127% volatility and 3.0 years estimated life. The Company determined that the useful life of the patents was approximately two years and during the year ended December 31, 2000 amortized $5,127,529 of the patents.

On December 29, 2000 the warrants were modified to increase the exercise price to $0.50 per share. The modified warrants became exercisable on January 10, 2001 and expire if not exercised on January 10, 2004 No additional value to the patents was recorded as a result of this modification.

At December 31, 2000, management evaluated the patents for impairment and, based on an analysis of estimated future cash flows from the patents, management determined that the patents were impaired. Accordingly, the Company recognized an impairment loss in the amount of the $6,976,801 to reduce the remaining unamortized carrying value of the patents to their estimated discounted net future cash flows.

NOTE 6 - ACCRUED LIABILITIES

The pre-acquisition liabilities represent liabilities assumed at the time of the acquisition of Innovus Corporation (now eSynch Corporation) and the reorganization of Intermark Corporation in 1996. No claims have been made against these items during the year ended December 31, 2000. During the year 2000, the Company reduced the reserve by $27,500 from cash payments and $96,436 based on items in which the statute of limitations of four years had expired. The Company negotiated reductions in accounts payable and accrued liabilities during the year ended December 31, 1999. The amount of the debt forgiveness for the year ended December 31, 1999 was $35,234. The gains from debt forgiveness during 1999 and 2000 have been accounted for as an extraordinary gain in the accompanying financial statements.

Included in accrued liabilities at December 31, 2000 are $638,740 in obligations to state and federal governments for payroll taxes from the current years and from previous years and estimated interest and penalties owing on such tax obligations.

NOTE 7 - NOTES PAYABLE

Notes payable consisted of the following:
                                                          December 31,
                                                     ----------------------
                                                        2000       1999
                                                     ----------  ----------
10% Convertible note payable to a shareholder;
  unsecured; due on demand                           $  450,000  $        -
8% Convertible debentures; secured by all
  the assets of the the Company; due on
  December 7, 2003                                      500,000           -
7% Note payable to a shareholder; interest due
  quarterly; principal payable $14,754 quarterly
  beginning March 2001; unsecured                        77,150      77,150
10% Series A Convertible debentures; secured by
  all assets of the Company; due on demand                    -      25,000
10% Note payable to a shareholder; payable on
  demand; unsecured                                       6,250       6,250
                                                     ----------  ----------
Total Notes Payable                                  $1,033,400  $  108,400
                                                     ==========  ==========

Annual maturities of notes payable and convertible debentures, for the years ending December 31, are as follows:

          2001                    $533,400
          2002                           -
          2003                     500,000

                                F-10

At December 31, 2000, the Company has $450,000 due under a promissory note to a shareholder and a member of the Board of Directors. The note bears an interest rate of 10%. The note was entered into on June 14, 2000 and was originally due on September 12, 2000. At December 31, 2000, the note was in default. Subsequent to year end, the Company issued a warrant to purchase 250,000 shares of common stock to this shareholder. In return the shareholder agreed to extend the terms of the note. Currently the note is due on demand with 20 days prior written notice.

The 10% Series A Convertible Debentures in the amount of $25,000 each were issued in April 1998 to three shareholders. The note holders were entitled, to convert the debenture principal amounts, together with accrued interest, into shares of the Company's common stock at $1.25 per share. During 1999, two of the note holders converted their debentures into common stock. In 1999, the remaining note was extended by the holder to be due on March 31, 2000. The remaining $25,000 note was converted into 20,000 shares of common stock during the year ended December 31, 2000.

Prior to the closing of the Series L convertible preferred stock offering, the Company borrowed $1,000,000 as bridge loans from the investors. In connection with this borrowing, the Company issued 75,000 warrants at exercise prices ranging from $3.50 to $4.50 for interest on the bridge loans. The Company recorded $232,258 in interest expense related to these warrants during the year ended December 31, 2000. On September 29, 2000, the Company transferred the $1,000,000 bridge loans to the Series L convertible preferred stock.

SECURED CONVERTIBLE DEBENTURES

On December 7, 2000 the Company issued Secured Convertible Debentures ("Debentures") in the amount of $500,000. The Debentures bear interest rate at 8% per annum and are due on December 7, 2003. The Company received $438,000 in proceeds, net of issuance costs of $62,000. In connection with these Debentures, the Company issued warrants to purchase 250,000 shares of common stock at $1.375 per share. The placement agent received a cash commission of 8% of the gross proceeds equaling $40,000 and warrants to purchase 62,500 shares of the Company's common stock at an exercise price of $1.375 per share. Under the terms of a registration rights agreement the Company agreed to bear the costs of registering the common stock underlying the conversion of the Debentures and the exercise of the warrants.

The Debentures became convertible into common stock on the date of issuance and are convertible into the number of shares of common stock determined by dividing the face amount of the debentures by the conversion price, computed as the lower of $1.375 per common share or 78% of the average of the three lowest closing bid prices per share in the twenty-trading-day period ending on the day before conversion. Any Debentures not converted on the third anniversary of the issuance date will be automatically converted into common stock, subject to extensions by the Company for certain events.

The Debenture holders received a beneficial conversion feature on the dates of issuance. The value of the beneficial conversion feature was determined as the difference between the fair value of the Company's common stock per share and the conversion price, multiplied by the number of shares of common stock into which the Debentures are convertible. The value of the beneficial conversion feature was $286,164 and was recognized as additional paid-in capital.

The warrants are exercisable from the date of issuance through December 7, 2005. The fair value of the warrants on the date issued was $507,250 ($101,450 was allocated to the warrants issued to the placement agent) determined using the Black_Scholes option pricing model with the following weighted-average assumptions: 5.26% risk_free interest rate, 0% expected dividend yield, 149.8% volatility and 5.0 years estimated life. The Company capitalized a portion of the amounts paid to the placement agent and a portion of the value of the warrants issued to the placement agent, as debt issue costs. As a result, the Company recorded $90,225 in debt issue costs and is amortizing these costs over the three year term of the Debentures. During the year ended December 31, 2000, amortization expense was $1,978.

                                F-11

The net proceeds from the Debenture offering were allocated to the securities issued based upon their relative fair values and resulted in allocating $45,836 to the Debentures (after allocating $90,225 to debt issue costs), $286,164 to the beneficial conversion feature and $196,225 to the warrants (net of $73,225 offering costs). The amount allocated to the warrants was recognized as additional paid-in capital. The Debentures were convertible at the date of issuance; therefore, the $454,164 debt discount was charged to interest expense at the date of issuance.

Interest on the Debentures is accrued at the rate of 8% per annum. Interest is not required to be paid until conversion, payment or until an acquisition of the Company occurs. The Company has the option of paying accrued interest either in cash or in common shares, based on the conversion price then in effect. To date, the Company has not paid any interest on the Debentures. Accrued interest payable on the balance sheet date was estimated based on the fair value of the number of shares of common stock issuable using the current conversion price. At December 31, 2000 accrued interest on the Debentures was $3,398.

The Company may redeem the Debentures on ten days written notice to the holders of the Debentures and by payment of an amount equal to 120% of the principal, plus accrued interest. If the Company is in default of one or more defined conditions of the Debentures, the holders of the Debentures may demand the immediate payment of the Debentures at 120% of their fair amount, plus accrued interest.

RELATED PARTY NOTES PAYABLE - During 1999, the Company converted a note to an officer and shareholder into shares of the Company's common stock. Interest accrued on the note at the rate of 7%. The note and outstanding interest were settled with the issuance of 79,921 shares of common stock at $2.81 per share.


NOTE 8 - SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES

SUPPLEMENTAL CASH FLOW INFORMATION - The Company paid $16,869 and
$35,023 for interest during the years ended December 31, 2000 and 1999, respectively.

NONCASH INVESTING AND FINANCING ACTIVITIES - During year ended December 31, 2000, the Company amortized the discounts of the Series J, Series K, Series L and Series M preferred stock as a dividend. The amount of the amortization was $4,589,210. The Company converted $1,355,000 of Series J Preferred stock and $1,310,000 of Series K Preferred stock into 941,834 shares of common stock. Equipment under capital lease of $199,910 was acquired under the terms of a capital lease obligation.

During 1999, the Company issued shares of common stock for services that had not yet been performed. The value of these services was $14,350 and has been classified as deferred compensation. Amortization of the discount on the Series J preferred stock in the amount of $835,742 was recognized as preferred dividends. Notes payable of $520,082 and related accrued interest of $64,145 were converted into shares of common stock. Also, $283,434 of notes payable were offset against a note receivable from shareholders. Preferred shareholders converted 600,000 shares of redeemable Series I preferred stock carried at $600,000 into 199,999 shares of common stock. The Company recognized a beneficial conversion feature of $279,999 as a preferred divided on the Series I conversion.

On May 25, 1999, the capital stock of SoftKat was sold to a third party for $50,000 cash which resulted in the recognition of an impairment loss of $2,323,841. The subsequent sale and resulting loss provided evidence of conditions that existed at December 31, 1998; therefore, an impairment loss was recognized in 1998. The impairment loss was determined by the excess of the carrying amount of the assets in excess of the $50,000 collected and the amount of the related liabilities. The carrying amount of the assets sold was $4,552,847 and the related liabilities were $4,502,847. An additional impairment loss of $203,690 was recognized during 1999 for the actual carrying value of the SoftKat assets and liabilities at the date of sale.

                                F-12

NOTE 9 - INCOME TAXES

There was no provision for or benefit from income tax for any period. The components of the net deferred tax asset at December 31, 2000 and 1999 are shown below:

                                              2000         1999
                                           -----------  -----------
     Operating loss carry forwards         $ 7,181,306  $ 2,838,506
     Stock-based compensation                        -    1,378,442
     Valuation Allowance                    (7,181,306)  (4,216,948)
                                           -----------  -----------
     Net Deferred Tax Asset                $         -  $         -
                                           ===========  ===========

For tax reporting purposes, the Company has net operating loss carry forwards in the amount of approximately $17,900,000 which will expire beginning in the year 2011 through 2020. The valuation allowance increased by $2,964,358 and $2,864,302 during the years ended December 31, 2000 and 1999, respectively, from operations and, in 1999, by $162,097 as a result of the purchase of Kiss Software Corporation.

The following is a reconciliation of the amount of benefit that would result from applying the federal statutory rate to pretax loss with the provision for income taxes.

                                             For the Years Ended
                                                 December 31,
                                           ------------------------
                                              2000         1999
                                           -----------  -----------
          Benefit at statutory rate (34%)  $(7,993,926) $(2,950,348)
          Amortization of goodwill             675,015      520,794
          Amortization of patents            2,066,394            -
          Impairment of patents              2,811,651            -
          Loss on disposition of SoftKat             -       82,087
          Stock-based compensation             914,164      (27,757)
          Other                                 43,571       57,604
          Change in valuation allowance      2,964,358    2,864,302
          State tax benefit, net of federal
            tax effect                      (1,481,227)    (546,682)
                                           -----------  -----------
          Provision for Income Taxes       $         -  $         -
                                           ===========  ===========

NOTE 10 - STOCKHOLDERS' EQUITY

Series I Redeemable Convertible Preferred Stock
-----------------------------------------------
The Company was authorized to issue 600,000 shares of Series I redeemable convertible preferred stock. The Series I redeemable convertible preferred stock was issued during 1998 and had a liquidation preference of $1.00 per share. The Company was required to redeem 200,000 shares of the preferred stock at $1.00 per share upon obtaining financing of $1,500,000 or more from any source and to redeem an additional 200,000 shares of preferred stock upon obtaining an additional $3,000,000 in funding. Dividends on the preferred stock were payable prior to and in preference to any declaration or payment of any dividends on the common stock, when, as, and if declared by the Board of Directors. However, there is no stated dividend rate.

The preferred stock was convertible, at the option of the holder, into common stock at the lesser of $3.00 per share or the average closing bid price of the common stock over the ten trading days ending on either November 16, 1999 or an earlier date on which the Company receives a second funding of at least $3,000,000 mentioned above. The preferred stock had voting rights equivalent to the number of common shares into which it could be converted and had additional voting rights with respect to approval of any issuance of a senior series of preferred shares. The market price of the common stock was $4.40 per share on November 16, 1999, accordingly, the Company recognized a beneficial conversion feature of $1.40 per share, or $279,999, as a preferred dividend during 1999. On December 9, 1999, the Series I shareholders converted the preferred shares into 199,999 shares of common stock at the rate of $3.00 per share.

                                F-13

Series J Convertible Preferred Stock
------------------------------------
From August through October 1999, the Company issued Series J convertible preferred stock at a price of $10,000 per share in a private placement offering. The Company received $2,387,500 in net proceeds (net of $237,500 offering and estimated registration costs) in exchange for the issuance of 262.5 shares of Series J convertible preferred stock and warrants to purchase 196,875 shares of common stock at a weighted-average exercise price of $3.86 per share. The placement agent received a cash commission of 5% of the gross proceeds and expense reimbursement equaling $137,500 and 12.5 shares of Series J convertible preferred stock. Under the terms of a registration rights agreement the Company agreed to bear the costs of registering the common stock underlying the conversion of the preferred stock and the exercise of the warrants.

The Series J convertible preferred stock became convertible into common stock 90 days after issuance and is convertible into the number of shares of common stock determined by dividing its $10,000 stated value per share by the conversion price, computed as the lower of $3.50 per common share or 80% of the average of the six lowest closing bid prices per share in the twenty-trading-day period ending on the day before conversion. Any Series J convertible preferred shares not converted on the third anniversary of the issuance dates will be automatically converted into common stock, subject to extensions by the Company for certain events.

The Series J convertible preferred shareholders received a beneficial conversion feature on the dates of issuance. The value of the beneficial conversion feature was determined as the difference between the fair value of the Company's common stock per share and the conversion price, multiplied by the number of shares of common stock into which the Series J convertible preferred stock were convertible. The value of the beneficial conversion feature was $285,714 and was recognized as additional paid-in capital.

The warrants are exercisable from the dates of issuance through October 29, 2002. The fair value of the warrants on the dates issued was $518,916 determined using the Black_Scholes option pricing model with the following weighted-average assumptions: 5.0% risk_free interest rate, 0% expected dividend yield, 143% volatility and 3.0 years estimated life. The net proceeds from the offering were allocated to the Series J convertible preferred stock and the warrants based upon their relative fair values and resulted in allocating $1,582,870 to the Series J convertible preferred stock, net of the $285,714 beneficial conversion feature, and $518,916 to the warrants. The amount allocated to of the warrants was recognized as additional paid-in capital.

The difference between the total stated value of Series J convertible preferred stock of $2,625,000 and the amount allocated to the Series J convertible preferred stock was recognized as a discount on the Series J convertible preferred stock of $1,042,130. The discount was amortized as additional preferred stock dividends from the dates of issuance to January 28, 2000, the date which the Series J convertible preferred stockholders had the right to convert their shares, and resulted in the Company recognizing $206,388 and $835,742 of preferred dividends during the years ended December 31, 2000 and 1999, respectively.

Dividends on the Series J convertible preferred stock are cumulative and accrue at the rate of 7% per annum. The dividends are not required to be paid until conversion, redemption or until an acquisition of the Company occurs. The Company has the option of paying accrued dividends either in cash or in common shares, based on the conversion price then in effect. To date, the Company has elected to pay accrued preferred dividends on the various conversion dates with common stock. Although the number of common shares issued in payment of accrued preferred dividends were determined by the conversion price in effect on the dates issued, they were recorded at fair value, which effectively increased the dividend rate. Accrued dividends payable on the balance sheet date were estimated based on the fair value of the number of shares of common stock issuable using the current conversion price, and totaled $242,961 and $133,894 at December 31, 2000 and 1999, respectively. Series J convertible preferred stock dividends accrued during the years ended December 31, 2000 and 1999 were $245,505 and $62,324, respectively.

                                F-14

The Series J convertible preferred stock has a liquidation preference of $10,000 per share plus accumulated and unpaid dividends and may be redeemed at the Company's option for $12,000 per share plus accumulated dividends.

During the year ended December 31, 2000, holders of Series J convertible preferred stock converted a total of 135.5 preferred shares valued at $1,355,000 and received 500,287 common shares including 8,416 shares issued in payment of $30,419 accrued dividends. Additional accrued dividends remain unpaid on converted Series J convertible preferred stock.

Series K Convertible Preferred Stock
------------------------------------
In December 1999 and January 2000, the Company issued Series K convertible preferred stock at a price of $10,000 per share in a private placement offering. The Company received $1,800,000 in net proceeds (net of $200,000 offering and estimated registration costs) in exchange for the issuance of 200 shares of Series K convertible preferred stock and warrants to purchase 150,000 shares of common stock at a weighted-average exercise price of $7.94 per share. The placement agent received a cash commission of 5% of the gross proceeds equaling $75,000 and 12.5 shares of Series K convertible preferred stock. Under the terms of a registration rights agreement the Company agreed to bear the costs of registering the common stock underlying the conversion of the preferred stock and the exercise of the warrants.

The Series K convertible preferred stock became convertible into common stock 120 days after issuance and is convertible into the number of shares of common stock determined by dividing its $10,000 stated value per share by the conversion price, computed as the lower of $3.50 per common share or 80% of the average of the six lowest closing bid prices per share in the twenty-trading-day period ending on the day before conversion. Any Series K convertible preferred shares not converted on the third anniversary of the issuance dates will be automatically converted into common stock, subject to extensions by the Company for certain events. The Company is obligated, at its expense, to register the common stock issuable upon conversion of the Series K preferred shares within 150 days of the issued date or the investors will be entitled to a registration payment equal to 2% of the purchase price for the first 30 days the Company is tardy and 3% for every 30-day period thereafter.

The Series K convertible preferred shareholders received a beneficial conversion feature on the dates of issuance. The value of the beneficial conversion feature was determined as the difference between the fair value of the Company's common stock per share and the conversion price, multiplied by the number of shares of common stock into which the Series K convertible preferred stock were convertible. The value of the beneficial conversion feature was $970,102 and was recognized as additional paid-in capital.

The warrants are exercisable on the date of issuance. The fair value of the warrants on the dates issued was $829,898 determined using the Black_Scholes option pricing model with the following weighted-average assumptions: 5.0% risk_free interest rate, 0% expected dividend yield, 148.0% volatility and 3.0 years estimated life. The net proceeds from the offering were allocated to the Series K convertible preferred stock and the warrants based upon their relative fair values and resulted in allocating $0 to the Series K convertible preferred stock, net of the $970,102 beneficial conversion feature, and $829,898 to the warrants. The amount allocated to the warrants was recognized as additional paid-in capital.

The difference between the total stated value of Series K convertible preferred stock of $2,000,000 and the amount allocated to the Series K convertible preferred stock was recognized as a discount on the Series K convertible preferred stock of $2,000,000. The discount was amortized as additional preferred stock dividends from the dates of issuance to April 29, 2000, the date which the Series K convertible preferred stockholders had the right to convert their shares, and resulted in the Company recognizing $2,000,000 and $0 of preferred dividends during the years ended December 31, 2000 and 1999, respectively.

                                F-15

Dividends on the Series K convertible preferred stock are cumulative and accrue at the rate of 7% per annum. The dividends are not required to be paid until conversion, redemption or until an acquisition of the Company occurs. The Company has the option of paying accrued dividends either in cash or in common shares, based on the conversion price then in effect. To date, the Company has elected to pay accrued preferred dividends on the various conversion dates with common stock. Although the number of common shares issued in payment of accrued preferred dividends were determined by the conversion price in effect on the dates issued, they were recorded at fair value, which effectively increased the dividend rate. Accrued dividends payable on the balance sheet date were estimated based on the fair value of the number of shares of common stock issuable using the current conversion price, and totaled $107,826 and $0 at December 31, 2000 and 1999, respectively. Series K convertible preferred stock dividends accrued during the years ended December 31, 2000 and 1999 were $118,824 and $0, respectively.

The Series K convertible preferred stock has a liquidation preference of $10,000 per share plus accumulated and unpaid dividends and may be redeemed at the Company's option for $12,000 per share plus accumulated dividends upon 30 days notice.

During the year ended December 31, 2000, holders of Series K
Convertible Preferred Stock converted a total of 131 preferred shares valued at $1,310,000 and received 441,547 common shares including
6,259 shares issued in payment of $34,205  accrued dividends.
Additional accrued dividends remain unpaid on converted Series K convertible preferred stock.

Series L Convertible Preferred Stock
------------------------------------
On September 29, 2000, the Company issued Series L convertible preferred stock at a price of $10,000 per share in a private placement offering. The Company received $1,550,500 in net proceeds (net of $49,500 offering and estimated registration costs) in exchange for the issuance of 160 shares of Series L convertible preferred stock and warrants to purchase 213,334 shares of common stock at a weighted-average exercise price of $5.00 per share. The placement agent received a cash commission of 1% of the gross proceeds equaling $16,000, eight shares of Series L convertible preferred stock and warrants to purchase 200,000 shares of common stock at an exercise price of $3.33. Under the terms of a registration rights agreement the Company agreed to bear the costs of registering the common stock underlying the conversion of the preferred stock and the exercise of the warrants.

The Series L convertible preferred stock became convertible into common stock 90 days after issuance and is convertible into the number of shares of common stock determined by dividing its $10,000 stated value per share by the conversion price, computed as the lower of $3.75 per common share or 90% of the average of the three lowest closing bid prices per share in the twenty-trading-day period ending on the day before conversion. Any Series L convertible preferred shares not converted on the third anniversary of the issuance dates will be automatically converted into common stock, subject to extensions by the Company for certain events.

The Series L convertible preferred shareholders received a beneficial conversion feature on the dates of issuance. The value of the beneficial conversion feature was determined as the difference between the fair value of the Company's common stock per share and the conversion price, multiplied by the number of shares of common stock into which the Series L convertible preferred stock were convertible. The value of the beneficial conversion feature was $100,861 and was recognized as additional paid-in capital.

The warrants are exercisable from the dates of issuance through September 29, 2005. The fair value of the warrants on the dates issued was $1,141,657 determined using the Black_Scholes option pricing model with the following weighted-average assumptions: 5.85% risk_free interest rate, 0% expected dividend yield, 157.4% volatility and 5.0 years estimated life. The net proceeds from the offering were allocated to the Series L convertible preferred stock and the warrants based upon their relative fair values and resulted in allocating $1,034,805 to the Series L convertible preferred stock, net of the $100,861 beneficial conversion feature, and $414,834 to the warrants. The allocated value of the warrants was recognized as additional paid-in capital.

                                F-16

The difference between the total stated value of Series L convertible preferred stock of $1,600,000 and the net amount allocated to the Series L convertible preferred stock was recognized as a discount on the Series L convertible preferred stock of $565,195. The discount was amortized over the 90-day period following the date of issuance as additional preferred stock dividends, and resulted in the Company recognizing $565,195 of preferred dividends during the year ended December 31, 2000.

Dividends on the Series L convertible preferred stock were cumulative and accrued at the rate of 5% per annum through January 22, 2001. The Company has the option of paying accrued dividends either in cash or in common shares, based on the conversion price then in effect. During the year ended December 31, 2000, no shares of Series L Convertible Preferred Stock were converted into common shares. As explained below, the Series L convertible preferred shares were converted into Series M convertible preferred shares effectively on December 7, 2000. However, Series L convertible preferred dividends were accrued through December 31, 2000 and were estimated based on the fair value of the number of shares of common stock issuable using the current conversion price and totaled $23,967.

Series M Convertible Preferred Stock
------------------------------------
On December 7, 2000, the Company agreed with the Series L convertible preferred stockholders to modify the terms of the Series L convertible preferred stock and the related warrants to be equal to the terms of the convertible debentures and related warrants issued that day. To effect the modification, the 168 outstanding shares of Series L convertible preferred stock were converted into 168 shares of Series M convertible preferred stock and the related 213,334 warrants to purchase common stock at prices ranging from $4.00 to $6.00 were increased to 800,000 warrants to purchase common stock at $1.375 per share. The placement agent received 4.8 additional shares of Series M convertible preferred stock in connection with the conversion and the exercise price of the 200,000 warrants previously issued to the placement agent was decreased from $3.33 per share to $1.375 per share. Under the terms of a modified registration rights agreement the Company agreed to bear the costs of registering the common stock underlying the conversion of the preferred stock and the exercise of the warrants.

The Series M convertible preferred stock became convertible into common stock on the date of issuance and is convertible into the number of shares of common stock determined by dividing its $10,000 stated value per share by the conversion price, computed as the lower of $1.375 per common share or 78% of the average of the three lowest closing bid prices per share in the twenty-trading-day period ending on the day before conversion. Any Series M convertible preferred shares not converted on the third anniversary of the issuance dates will be automatically converted into common stock. By modifying the terms of the beneficial conversion feature when the value of the common stock was $1.75 per share, the beneficial conversion feature was increased by $814,862. This increase was recognized as preferred stock dividends and an increase in the carrying value of the Series M convertible preferred stock on the date of the modification.

The modified warrants are exercisable from the dates of issuance through January 2006. The additional value of the Series M convertible preferred shareholder warrants on the date modified was $1,002,765. The incremental value was determined as the difference between the fair value of the modified warrants and the fair value of old warrants immediately before their terms were modified, both determined using the Black_Scholes option pricing model with the following weighted-average assumptions: 5.85% risk_free interest rate, 0% expected dividend yield, 157.4% volatility and 5.0 years estimated life. Although the warrants originally issued with the Series L convertible preferred stock were detached from the Series L convertible preferred stock, the preferred stock and the warrants were modified as a unit. Accordingly, the increase in the value of the modified warrants was recognized as a discount to the Series M convertible preferred stock and immediately amortized as additional preferred stock dividends.

Dividends on the Series M convertible preferred stock are cumulative from January 22, 2001 and accrue at the rate of 8% per annum. The dividends are not required to be paid until conversion, redemption or until an acquisition of the Company occurs. The Company has the option of paying accrued dividends either in cash or in common shares, based on the conversion price then in effect.

                                F-17

The holders of Series M convertible preferred stock are entitled to a preference in the event the Company is liquidated. That preference is $10,000 per share, plus accrued and unpaid dividends.

Preferred Stock
---------------
The Series J convertible preferred stock, the Series K convertible preferred stock and the Series M convertible preferred stock are on a parity as to liquidation preferences but junior to the Debentures. Any and all of the remaining assets could be distributed to holders of junior securities (e.g., other shares of preferred stock or common stock), in order of seniority. A merger or acquisition of the Company can only be effected if the holders of the convertible preferred stock maintain their relative rights, preferences and privileges. A transaction that is inconsistent with this provision is prohibited. Holders of convertible preferred stock are not entitled to vote in the election of directors. The vote of holders of three-fourths of the convertible preferred stock outstanding is required, however, to reclassify any of the outstanding securities (e.g., a stock split), to make a distribution with respect to any stock that is junior to the convertible preferred stock (e.g., any dividend to holders of common stock), or to authorize any securities senior to the Series M convertible preferred.

Common Stock
------------
During February 2000, a shareholder exercised options to purchase shares of the Company's common stock. The shareholder exercised 15,000 options at $1.50 per share. Total proceeds from the exercise of the options were $22,500. In May 2000, warrants for the purchase of 19,427 shares of stock were exercised for cash consideration of $41,000. These warrants were exercised at $2.11 per share. In September 2000, a warrant for the purchase of 2,500 shares of stock was exercised for cash consideration of $5,000, or $2.00 per share.

During 2000, certain officers and members of management of the Company exercised 1,223,399 options for the purchase of common stock. The purchases were cashless exercises resulting in a total of 1,101,202 shares of common stock being issued.

During the year ended December 31, 2000, the Company issued 292,000 shares of common stock for services. These shares were valued at $977,722 based on the fair market value of the shares on the date of issuance. During the year ended December 31, 2000, the Company issued 12,000 shares of common stock for the settlement of a lawsuit claim. These shares were valued at $97,000 based on the fair market value of the shares on the date of issuance.

During 1999, the Company issued 75,000 common shares for cash of $150,000. The Company issued 972,500 shares of common stock for services. The services were valued at $1,699,350 of which $1,685,000 was expensed during 1999 and $14,350 of which were classified as a prepaid expense for services that had yet to be performed at December 31, 1999. This prepaid was expensed in the year ended December 31, 2000.

During 1999, the Company issued 235,377 shares of common stock for a note receivable of $565,440 with a discount of $79,371 on the note. The note receivable was reduced by offsetting $283,434 of notes payable and for services of $202,635. The value of the services was determined based upon the trading price of the Company's common stock on the date of issuance. Also, the Company issued 9,303 shares of common stock valued at $31,526 in settlement of a lawsuit and 17,000 shares for exercise of stock options by shareholders for expenses paid by the shareholders. The amount of the expenses paid was $26,750. The Company converted notes payable and accrued interest valued at $584,227 into 228,322 shares of common stock. The Company also recognized $2,975,309 of compensation expense on stock options issued to employees and non-employees during 1999.

On April 1, 1999, the Company purchased Kiss for 1,428,134 shares of common stock. The purchase price, based the fair value of the stock issued, was $3,965,571. On September 30, 1999, the Company purchased Oxford Media for 450,000 shares of the common stock of the Company. The purchase price, based on the fair value of the stock issued, was $720,000.

                                F-18

NOTE 11 - STOCK OPTIONS AND WARRANTS

The Company has issued stock options to employees and consultants under a stock-based compensation plan and under individual contracts. Under the 1999 Stock Incentive Plan, which was approved by the shareholders in November 1999, the Company may grant options to its employees and consultants for up to 3,000,000 shares of common stock. Under the 1998 Stock Option Plan, options may be granted to employees and consultants for up to 600,000 common shares. Options were also granted in exchange for options outstanding under stock option plans of Innovus and Kiss in connection with their purchases. The exercise price of each option under the plans and the individual contracts have generally been below the market price of the Company's stock on the date of grant. Options generally vest from immediately to over three years and are exercisable for up to five to ten years.

In July 2000, the Company issued options to purchase 2,040,000 shares of common stock at an exercise price of $3.63 per share. These options were issued under the 1999 Stock Incentive Plan to officers, directors and employees of the Company. In November 2000, the Company issued options to purchase 500,000 shares of common stock at an exercise price of $1.30 to its new chief financial officer.
Subsequent to year end, the Company's chief financial officer resigned the position and the corresponding options were forfeited.

OPTIONS GRANTED TO EMPLOYEES AND CONSULTANTS - A summary of the status of the Company's stock options as of December 31, 2000 and 1999 and changes during the years then ended are presented below:

                                                       Options Outstanding
                                       --------------------------------------------------
                                                 2000                      1999
                                       ------------------------  ------------------------
                                                     Weighted-                Weighted-
                                                     Average                   Average
                                                     Exercise                  Exercise
                                         Shares       Price        Shares       Price
                                       -----------  -----------  -----------  -----------
Outstanding at beginning of year         2,863,434    $    1.15    1,221,675    $    1.45
  Granted                                2,540,000         3.17    2,078,187         1.00
  Forfeited                               (156,053)        1.49     (419,428)        1.05
  Exercised                             (1,260,326)        0.85      (17,000)        1.57
                                       -----------               -----------
Outstanding at end of year               3,987,055         2.52    2,863,434         1.15
                                       ===========               ===========
Options exercisable at end of year       3,025,803         2.63    2,376,416         1.20
                                       ===========               ===========
Weighted-average fair value of
 options granted during year           $      3.15               $      0.90
                                       ===========               ===========

The following table summarizes information about stock options outstanding at December 31, 2000:

                                     Outstanding                            Exercisable
                      ---------------------------------------------  ----------------------------
                                   Weighted-Average
        Range of        Number        Remaining    Weighted-Average    Number    Weighted-Average
     Exercise Prices  Outstanding  Contractual Life  Exercise Price  Exercisable  Exercise Price
     ---------------  -----------  ----------------  --------------  -----------  ---------------
      $  0.25-0.50         81,900     7.32 years        $  0.25           81,900      $ 0.25
         0.94-1.30      1,661,500     6.87                 1.07        1,071,499        0.97
         1.50-2.00         88,750     1.09                 1.82           88,750        1.82
         2.11-2.63        104,905     7.08                 2.30          104,905        2.30
           3.63         2,040,000     9.57                 3.63        1,668,749        3.63
       42.50-45.00         10,000     0.50                43.75           10,000       43.75
                      -----------                                    -----------
      $ 0.25-45.00      3,987,055     8.12                 2.52        3,025,803        2.63
                      ===========                                    ===========

The Company measures compensation under stock-based options and plans to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, and related interpretations. Compensation relating to the options

                                F-19

granted to employees is being recognized over the vesting period of the options. Stock-based compensation charged to operations was $170,236 and $1,716,020 for the years ended December 31, 2000 and 1999, respectively. At December 31, 2000, future amounts remaining to be amortized in connection with options granted to employees were $115,774, this amount has been included in the deferred compensation account.

Had compensation cost for the Company's options been determined based on the fair value at the grant dates consistent with the alternative method set forth under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, net loss and loss per share would have increased to the pro forma amounts indicated below for the years ended December 31, 2000 and 1999:

                                                Years Ended December 31,
                                                   2000         1999
                                               ------------  ------------
     Loss Applicable to Common Shareholders
       As reported                             $(28,489,053) $ (9,855,558)
       Pro forma                                (35,022,943)  (11,130,877)
     Basic and Diluted Loss per Common Share
       As reported                             $      (2.43) $      (1.10)
       Pro forma                                      (2.98)        (1.24)

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2000 and 1999; dividend yield of 0% and 0%; expected volatility of 161% and 131%; risk-free interest rate of 5.86% and 4.7%, expected life of the options of 10 years and 9.87 years and underlying stock price of $3.17 and $1.95, respectively.

Options and Warrants Granted to Non-Employees

During 2000, the Company issued warrants to purchase 200,000 shares of common stock at prices ranging from $6.50 to $9.50 to a financial relations and direct marketing advertising firm. The warrants were valued at $929,000 using the Black-Scholes option pricing model with the following weighted-average assumptions; 5.0% risk-free interest rate, 0% expected dividend yield, 61.9% volatility and 4.0 years, of which $847,329 was expensed during the year ended December 31, 2000, the remaining balance of $81,671 is included in deferred compensation as of December 31, 2000 and will be recognized as an expense upon receipt of the service.

In June 2000, the Company issued options under a consulting agreement for 150,000 shares of common stock at $7.75 per share. The shares vest quarterly over the period of one year. The warrants were valued at $949,500 using the Black-Scholes option pricing model with the following weighted-average assumptions: 5.0% risk-free interest rate, 0% expected dividend yield, 61.3% volatility and 3.0 years, of which $765,041 was expensed during the year ended December 31, 2000, the remaining balance of $184,459 is included in deferred compensation as of December 31, 2000. The deferred compensation will be recognized as the warrants vest.

In August 2000, the Company issued warrants to a marketing representative for the purchase of 40,000 shares of common stock at $2.00 per share. The fair value of the warrants was $150,400 which was recognized as an expense during 2000.

During the year ended December 31, 2000, the Company's legal counsel purchased 75,000 warrants for $15,000. These warrants are exercisable at $2.00 per share, vest on January 1, 2001 and expire on December 31, 2005. The warrants were valued at $102,660 and were expensed during the year ended December 31, 2000.

                                F-20

During the year ended December 31, 1999 , the Company granted 350,000 warrants to a member of the Board of Directors as compensation for services. The Company granted an additional 100,000 warrants to the same director in October 1999. The warrants are exercisable at $1.00 per share. Subsequent to the year end December 31, 2000, the Company reduced the exercise price on these warrants to $0.50. This modification resulted in $37,875 of additional compensation. This additional compensation was recorded in the year ended December 31, 2000.

During the year ended December 31, 1999, the Company granted options to third-parties exercisable at $1.25 per share as compensation for services.

The options and warrants are exercisable for periods from five to ten years. The options and warrants are summarized as follows:

                                                       Options Outstanding
                                       --------------------------------------------------
                                                 2000                      1999
                                       ------------------------  ------------------------
                                                     Weighted-                Weighted-
                                                     Average                   Average
                                                     Exercise                  Exercise
                                         Shares       Price        Shares       Price
                                       -----------  -----------  -----------  -----------
Outstanding at beginning of year           900,000     $ 1.13              -     $    -
  Granted                                  515,000       5.91        900,000       1.13
  Cancelled                                (50,000)      1.25              -          -
  Exercised                                      -          -              -          -
                                       -----------               -----------
Outstanding at end of year               1,365,000       2.71        900,000       1.13
                                       -----------               -----------
Options exercisable at end of year       1,215,000       2.45        800,000       1.14
                                       ===========               ===========
Weighted-average fair value of
 options granted during year           $      4.35               $      1.57
                                       ===========               ===========

The following table summarizes information about non-employee stock options outstanding at December 31, 2000:

                                     Outstanding                            Exercisable
                      ---------------------------------------------  ----------------------------
                                   Weighted-Average
        Range of        Number        Remaining    Weighted-Average    Number    Weighted-Average
     Exercise Prices  Outstanding  Contractual Life  Exercise Price  Exercisable  Exercise Price
     ---------------  -----------  ----------------  --------------  -----------  ---------------
      $0.50 - 1.00       500,000       6.84              $ 0.90          500,000     $ 0.90
       1.25 - 2.00       515,000       3.36                1.39          440,000       1.32
       6.50 - 9.50       350,000       3.09                7.89          275,000       7.93
                      ----------                                     -----------
      $ 0.50- 9.50     1,365,000       4.56                2.88        1,215,000       2.64
                      ==========                                     ===========


Compensation from non-employee options and warrants was determined based on the fair value at the grant dates consistent with the method set forth under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. The fair value of each option or warrant granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; underlying common stock value $4.95; expected life of the options 3 years; expected volatility 160.0% and risk-free interest rate 6.18%. Compensation relating to the options and warrants is being recognized over their vesting periods. Stock-based compensation charged to operations for non-employees was $2,098,160 and $1,259,288 for the years ended December 31, 2000 and 1999, respectively.

At December 31, 2000, there were 2,683,875 warrants to purchase common stock outstanding at exercise prices ranging from $0.50 to $12.36 that were issued in connection with purchase and financing transactions.

                                F-21

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Capital Lease - The Company entered into a lease for computer equipment during the year ended December 31, 2000. The gross amount of assets under the capital lease are $199,010 with accumulated amortization of $27,530 at December 31, 2000. The lease is for thirty six months and requires monthly payments of $7,413. The following is a schedule of future minimum rental payments under the capital lease:

          For the Years Ending December 31:
                  2001                               $  88,958
                  2002                                  88,958
                  2003                                  51,891
                                                     ---------
          Total minimum payments                       229,807
          Less amount representing interest             50,993
                                                     ---------
          Present value of net minimum lease payments  178,814
          Less current portion                          63,244
                                                     ---------
          Long-Term Capital Lease Obligation         $ 115,570
                                                     =========

Operating Lease - The Company leases office and warehouse facilities under a five-year agreement classified as an operating lease. Monthly minimum rental payments on the lease are $20,010 to be adjusted upwards by 4% for each succeeding year during the term of the lease. Additionally, the Company leases space for its computer servers and bandwidth. The leases have a term of two years and an minimum monthly payment of $4,110. The following is a schedule of future minimum rental payments required under existing leases.

          Years Ending December 31:
                2001                      $ 305,704
                2002                        279,750
                2003                        273,842
                2004                         90,034
                                          ---------
                                          $ 949,330
                                          =========

Lease expense for the years ended December 31, 2000 and 1999 was $369,950 and $226,152.

LITIGATION -On June 22, 2000, the Company entered into two agreements with NBC Quokka Ventures, LLC., related to NBCOlympics.com web site (collectively, "NBCO"). The agreements cover the licensing of a custom version of the Company's ChoiceCaster product, branding and recognition commitments on and sponsorship of the web site, and certain other services to be provided by the Company. Currently, NBCO is claiming an amount due of $500,000 in connection with the agreement. NBCO claims that the Company did not provide the agreed upon services. The Company included this amount in accrued liabilities as of December 31, 2000 and is currently in settlement negotiations.

The Company was a defendant in a lawsuit filed by a third party claiming damages for a breach of an investment banking agreement. As damages, the third party was seeking 250,000 warrants to purchase shares of common stock of the Company. During the year ended December 31, 1999, the Company estimated that the lawsuit could be settled for the issuance of 200,000 warrants and recorded an expense of $154,968. On December 12, 2000, the Company settled this lawsuit and issued 150,000 warrants to purchase shares of the Company's common stock. No adjustment to the previous expense was recognized.

In September, 1999, U.S. Print Corporation filed a complaint in Orange County Superior Court, State of California. The complaint sought to recover from the Company $92,414 for services allegedly purchased but not paid for by Intermark Corporation. A reserve to cover the Company's potential liability was accrued in the financial statements as of December 31, 1999. In September 2000, U.S. Print filed a motion to dismiss the complaint against the Company and the reserve has been eliminated.

In September, 1999, a lawsuit was filed by C-Group in United States District Court, District of Maryland, against Intermark Corporation seeking $99,110 for goods that were claimed to be purchased by Intermark Corporation. In October, 1999, the plaintiff amended the complaint and reduced the amount it is seeking to $81,326. Discovery proceedings are currently underway and the Company intends to vigorously defend its position.

                                F-22

On February 7, 2000, the Company reached an agreement with a third party whereby the third party accepted as settlement of a lawsuit involving a guarantee of a liability by the Company for 12,000 shares of the Company's common stock and $35,000 in cash. The related expense was recognized during the year ended December 31, 1999.

During 1999, the Company settled a lawsuit filed by a third party claiming damages for copyright infringement and breach of contract for 9,303 shares of the Company's common stock and $150,000 cash, of which $100,000 was paid by the Company's insurance carrier.

Various claims have been asserted against the Company for alleged liabilities or obligations of SoftKat, Inc., a subsidiary purchased in 1998 and sold in 1999, based upon the theory of successor liability or alter ego. The Company prevailed in nine suits which have been settled or dismissed. Other claims may be asserted against the Company by creditors of SoftKat, Inc., but management is unaware of any pending claims at this time.

NOTE 13 - SUBSEQUENT EVENTS

Subsequent to year end, the Company entered into several agreements to sell a total of 943,844 shares of its common stock for $435,000. The Company issued 56,000 shares of common stock to a placement agent in relation to some of these agreements.

On January 23, 2001, the Company issued 20 shares of Series M convertible preferred stock and warrants to purchase 125,000 shares of common stock at an exercise price of $1.375 per share for proceeds of $200,000. The warrants are exercisable through January 2006. Subsequent to this issuance, four shares of Series M convertible preferred stock were converted into 79,535 shares of the Company's common stock.

At various times subsequent to year end, 57 shares of Series J convertible preferred stock and 30 shares of Series K convertible preferred stock were converted into 1,729,693 shares of the Company's common stock.

At various times subsequent to year end, a total of $150,000 of the convertible debentures were converted into 397,175 shares of common stock.

On January 24, 2001, the Company announced that they had entered into a letter of intent with Streamedia Communications, Inc.

During February 2001, the Company issued 250,000 warrants to a shareholder and a member of the Board of Directors to extend a $450,000 note payable that was due September 12, 2000. The warrants are exercisable at $0.50 per share through February 1, 2006.

                                F-23